EXHIBIT 99.1
FOR IMMEDIATE RELEASE
October 22, 2026

Darling Ingredients Issues Statement on Third Quarter 2026 Earnings;
Guidance for Fiscal Year 2026

IRVING, Texas – Darling Ingredients Inc. (NYSE: DAR) today issued the following statement regarding third quarter earnings.

Third quarter 2026 earnings for Darling Ingredients’ 50/50 joint venture known as Diamond Green Diesel (DGD) were released today by Darling Ingredients’ joint venture (JV) partner within its renewable diesel segment as part of its third quarter consolidated results.

The JV partner today reported that its renewable diesel segment earned approximately $350 million in operating income for the three months ended Sept. 30, 2026. For the nine months ended Sept. 30, 2026, the JV partner reported that its renewable diesel segment earned approximately $1.3 billion in operating income.

In the three months ended Sept. 30, 2026, DGD sold/shipped 314.9 million gallons of renewable fuels. For the nine months ended Sept. 30, 2026, DGD sold/shipped 936.1 million gallons of renewable fuels. As determined on a stand-alone basis by Darling Ingredients, DGD Adjusted EBITDA per gallon for the three months ended Sept. 30, 2026, was $1.30. As determined on a stand-alone basis by Darling Ingredients, DGD Adjusted EBITDA per gallon for the nine months ended Sept. 30, 2026, was $1.59.

“Diamond Green Diesel delivered a solid quarter. While results were impacted by the timing of renewable diesel sales and certain commercial activities, we expect those timing differences to benefit fourth-quarter results,” said Randall C. Stuewe, Chairman and Chief Executive Officer. “The fundamentals of our core business remain strong, and we remain focused on delivering on our objectives for the year. We have strong momentum into fourth quarter and expect that to continue into 2027.”

Supported by strong business fundamentals and a favorable run rate entering the fourth quarter, the company is providing fiscal year 2026 Combined Adjusted EBITDA guidance for Darling Ingredients of $2.2-$2.3 billion and expects to carry that momentum into 2027.

Darling Ingredients will host a conference call on Thursday, Oct. 29, 2026, at 9 a.m. Eastern Time (8 a.m. Central Time) to discuss third quarter 2026 financial results, which will be released after market on Wednesday, Oct. 28, 2026, and provide an update on company operations. A presentation with accompanying supplemental financial data will also be available at darlingii.com/investors.

To access the call as a listener, please register for the audio-only webcast.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and meeting ID for immediate access on Oct. 29 or call +1 833-461-5787 (Toll Free) or +1 626-884-3620 using meeting ID 827556345. A replay of the call will be available online via the webcast registration link two hours after the call ends. A transcript will be posted at darlingii.com/investors within 24 hours.

Diamond Green Diesel Joint Venture
Consolidated Statements of Income
For the Three and Nine Months Ended September 30, 2026 and September 30, 2025
(in thousands)

	Three Months Ended				Nine Months Ended
	(unaudited)	(unaudited)		$ Change	(unaudited)	(unaudited)	$ Change
	September 30,	September 30,		Favorable	September 30,	September 30,	Favorable
	2026	2025		(Unfavorable)	2026	2025	(Unfavorable)
Revenues:
Operating revenues	$2,392,927	$1,203,732		$1,189,195	$6,488,972	$3,201,472	$3,287,500
Expenses:
Total costs and expenses excluding lower of cost or market inventory valuation adjustment and depreciation, amortization and accretion expense	1,974,852	1,160,562		(814,290)	5,072,649	3,257,113	(1,815,536)
Lower of cost or market (LCM) inventory valuation adjustment	—	37,811		37,811	(96,720)	(164,438)	(67,718)
Depreciation, amortization and accretion expense	70,289	75,398		5,109	219,237	204,399	(14,838)
Total costs and expenses	2,045,141	1,273,771		(771,370)	5,195,166	3,297,074	(1,898,092)
Operating income/(loss)	347,786	(70,039)		417,825	1,293,806	(95,602)	1,389,408
Other income	2,881	1,621		1,260	8,092	7,504	588
Interest and debt expense, net	(10,593)	(11,922)		1,329	(32,488)	(34,072)	1,584
Income/(loss) before income tax expense	340,074	(80,340)		420,414	1,269,410	(122,170)	1,391,580
Income tax expense/(benefit)	(862)	$221		1,083	(534)	$1,365	1,899
Net income/(loss)	$340,936	$(80,561)		$421,497	$1,269,944	$(123,535)	$1,393,479

Reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA:
Net income/(loss)	$340,936	$(80,561)			$1,269,944	$(123,535)
Income tax expense/(benefit)	(862)	221			(534)	1,365
Interest and debt expense, net	10,593	11,922			32,488	34,072
Other income	(2,881)	(1,621)			(8,092)	(7,504)
Operating income/(loss)	347,786	(70,039)	(70,039)		1,293,806	(95,602)
Depreciation, amortization and accretion expense	70,289	75,398			219,237	204,399
DGD Adjusted EBITDA (Non-GAAP)	418,075	5,359			1,513,043	108,797
Less: Discount and Broker Fees	(9,666)	(11,126)			(23,886)	(17,199)
DGD Adjusted EBITDA (Non-GAAP) after Discount and Broker Fees	408,409	(5,767)			1,489,157	91,598
Darling's Share 50%	50%	50%			50%	50%
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	$204,205	$(2,884)			$744,579	$45,799

About Diamond Green Diesel
Diamond Green Diesel (DGD) is a 50/50 joint venture between Darling Ingredients Inc. and Valero Energy Corporation. With capacity to produce more than 1.2 billion gallons annually, DGD is one of the world’s largest producers of renewable diesel and sustainable aviation fuel.

About Darling Ingredients
A pioneer in circularity, Darling Ingredients Inc. (NYSE: DAR) takes material from the animal agriculture and food industries, and transforms them into valuable ingredients that nourish people, feed animals and crops, and fuel the world with renewable energy. The company operates over 260 facilities in more than 15 countries and processes about 15% of the world’s animal agricultural by-products, produces about 30% of the world’s collagen (both gelatin and hydrolyzed collagen), and is one of the largest producers of renewable energy. To learn more, visit darlingii.com. Follow us on LinkedIn.

Use of Non-GAAP Financial Measures:
Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to non-controlling interests, interest expense, income tax expense, loss on early retirement of debt, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiaries. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

DGD Adjusted EBITDA is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Adjusted EBITDA by taking DGD’s net income/(loss) plus income tax expense/(benefit), interest and debt expense, net, and DGD’s depreciation, amortization and accretion expense less other income. Management believes that DGD Adjusted EBITDA is useful in evaluating the Company’s operating performance because the calculation of DGD Adjusted EBITDA generally eliminates non-cash and certain other items at DGD unrelated to overall operating performance and also believes this information is useful to investors. The Company calculates Darling’s Share of DGD Adjusted EBITDA by taking DGD Adjusted EBITDA, net of discount and broker fees, and then multiplying by 50% to get Darling’s Share of DGD’s Adjusted EBITDA.

Combined Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Combined Adjusted EBITDA consists of Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). Management believes that Combined Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Combined Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Information reconciling forward-looking Combined Adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of forward-looking Combined Adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its Combined Adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the Combined Adjusted EBITDA calculation.

DGD Adjusted EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. DGD Adjusted EBITDA per gallon is presented here not as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since DGD Adjusted EBITDA per gallon (generally, DGD Adjusted EBITDA less Discount and Broker Fees divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to Adjusted EBITDA per gallon presentations disclosed by other companies. Management believes that Adjusted EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:
This media release includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “outlook,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control.

Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; reduced demands or prices for biofuels, biogases or renewable electricity; global demands for grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand, reduced volume due to government regulations affecting animal production or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat, used cooking oil, protein or collagen (including, without limitation, collagen peptides and gelatin) finished product prices; changes to government policies around the world relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect prices, margins or markets (including for the DGD Joint Venture), including programs like renewable fuel standards, low carbon fuel standards, renewable fuel mandates and tax credits for biofuels, or loss or diminishment of tax credits due to failure to satisfy any eligibility requirements, including, without limitation, in relation to the blenders tax credit or the Clean Fuels Production Credit (“CFPC”); climate related adverse results, including with respect to the Company’s climate goals, targets or commitments; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives or products which do not meet specifications, contract requirements or regulatory standards; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the U.S. or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and/or a decline in margins on the products produced by the DGD Joint Venture; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections by the U.S. or foreign countries; tax changes, such as global minimum tax measures, or issues related to administration, guidance and/or regulations associated with biofuel policies, including CFPC, and risks associated with the qualification and sale of such credits; difficulties or a significant disruption (including, without limitation, due to cyber-attack) in the Company’s information systems, networks or the confidentiality, availability or integrity of our data or failure to implement new systems and software successfully; risks relating to possible third-party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; the potential for future terrorist attacks, responses to terrorist attacks and other acts of war or hostility, including the ongoing conflicts in the Middle East, Africa, North Korea and Ukraine; uncertainty regarding any administration changes in the U.S. or elsewhere around the world, including, without limitation, impacts to trade, tariffs and/or policies impacting the Company (such as biofuel policies and mandates); and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this media release or negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2026. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.
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Darling Ingredients Contacts
Investors: Suann Guthrie
Senior VP, Investor Relations and Global Affairs
(469) 214-8202; suann.guthrie@darlingii.com

Media: Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com